Exhibit 3.7
DELAWARE

The First State

     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF “FORWARD ACQUISITION CORP.”, FILED IN THIS OFFICE ON THE THIRTIETH DAY OF SEPTEMBER, A.D. 2006, AT 5:37 O’CLOCK P.M.

     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

/s/ Harriet Smith Windsor

Harriet Smith Windsor, Secretary of State
AUTHENTICATION: 4197920
4034452    8100
050805209
DATE: 10-03-05

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:57 PM 09/30/2005
FILED 05:37 PM 09/30/2005
SRV 050805209 - 4034452 FILE

CERTIFICATE OF INCORPORATION
OF
FORWARD ACQUISITION CORP.

I, the undersigned, for the purpose of incorporating and organizing a corporation under the General Corporation Law of the State of Delaware (the “DGCL”), do hereby certify as follows:

FIRST:  The name of the corporation (the “Corporation”) is Forward Acquisition Corp.

SECOND:  The address of the Corporation’s registered office in the State of Delaware is the Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, and the name of the registered agent of the Corporation in the State of Delaware at such address is the Corporation Service Company.

THIRD:  The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

FOURTH:  The total number of shares of stock that the Corporation shall have authority to issue is 1,000. The par value of such shares is $0.01 per share. All such shares are of one class and are Common Stock.

FIFTH:  Elections of directors need not be by written ballot except and to the extent provided in the bylaws of the Corporation.

SIXTH:  To the fullest extent permitted by the DGCL or any other applicable laws presently or hereafter in effect, no director of the Corporation shall be personally liable to the Corporation or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a director of the Corporation. Any repeal or modification of this Article Sixth shall not adversely affect any right or protection of a director of the Corporation existing immediately prior to such repeal or modification.

SEVENTH:  Each person who is or was or has agreed to become a director or officer of the Corporation, or each such person who is or was serving or who had agreed to serve at the request of the Board of Directors as an officer of the Corporation or as an employee or agent of the Corporation or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person), shall be indemnified by the Corporation to the fullest extent permitted by the DGCL or any other applicable laws as presently or hereafter in effect. Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person which provide for indemnification greater or different than that provided in this Article Seventh. Any repeal or modification of this Article Seventh shall not adversely affect any right or protection existing hereunder immediately prior to such repeal or modification.

EIGHTH:  In furtherance and not in limitation of the rights, powers, privileges, and discretionary authority granted or conferred by the DGCL or other statutes or laws of the State of Delaware, the Board of Directors is expressly authorized to make, alter, amend or repeal the bylaws of the Corporation, without any action on the part of the stockholders, but the stockholders may make additional bylaws and may alter, amend or repeal any bylaw whether adopted by them or otherwise. The Corporation may in its bylaws confer powers upon its Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board of Directors by applicable law.

NINTH:  The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed herein or by applicable law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by the pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to this reservation.

TENTH:  The name of the sole incorporator is Robert J. Bush, and the address of incorporator is c/o R.H. Donnelley Corporation, 1001 Winstead Drive, Cary, North Carolina 27513.

IN WITNESS WHEREOF, I have hereunto set my hand, this 30th day of September, 2005.

/s/  Robert J. Bush
Robert J. Bush
Sole Incorporator

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FORWARD ACQUISITION CORP.

STATEMENT OF ORGANIZATION
BY
THE SOLE INCORPORATOR

The undersigned, being the sole incorporator of Forward Acquisition Corp., a Delaware corporation duly incorporated on September 30, 2005 (the “Corporation”), hereby takes the following actions pursuant to Section 108(c) of the General Corporation Law of the State of Delaware:

1.  The bylaws in the form attached hereto as Exhibit A are hereby adopted as the bylaws of the Corporation.

2.  Each of the following individuals is hereby elected to serve as a director of the Corporation, to hold such office until the first annual meeting of the stockholders of the Corporation or until his or her successor, if any, is duly elected and qualified:

Steven M. Blondy
Jenny L. Apker
Robert J. Bush

IN WITNESS WHEREOF, I have hereunto set my hand, as of the 30th day of September, 2005.

/s/  Robert J. Bush
Robert J. Bush
Sole Incorporator

FORWARD ACQUISITION CORP.

UNANIMOUS WRITTEN CONSENT
OF
THE BOARD OF DIRECTORS

The undersigned, constituting all the members of the board of directors (the “Board”) of Forward Acquisition Corp., a Delaware corporation (the “Corporation”), do hereby consent in writing to the adoption of the following resolutions pursuant to Section 141(f) of the Delaware General Corporation Law (“DGCL”):

Agreement and Plan of Merger

RESOLVED, that the terms of the proposed business combination transaction provided for in the Agreement and Plan of Merger (the “Merger Agreement”), by and among the company known to the Board as “Dart,” the Corporation and R.H. Donnelley Corporation, the sole stockholder of the Corporation, in which Dart will, on the terms and subject to the conditions set forth in the merger Agreement, merge with and into the Corporation (the “Merger”), and the other transactions contemplated by the Merger Agreement, are determined to be advisable and in the best interests of the Corporation and its sole stockholder and that such transactions be and hereby are authorized and approved;

FURTHER RESOLVED, that the terms of the Merger Agreement and the transactions contemplated thereby, as described to the Board and contained in the Merger Agreement, be and hereby are approved for all purposes, including for purposes of Section 203 and any other applicable provision of the DGCL;

FURTHER RESOLVED, that (1) the Merger Agreement and the transactions contemplated thereby, including without limitation the Merger, and (2) such other matters contemplated by these resolutions or determined necessary or appropriate by any of the President (the “President”) or any Vice President of the Corporation (together with the President, the “Authorized Officers”), be submitted for the approval of the sole holder of the Corporation’s capital stock entitled to vote in respect thereof by written consent and that, subject to the further exercise of its fiduciary duties, the Board recommends that the sole holder of the Corporation’s capital stock adopt the Merger Agreement and approve the transactions contemplated thereby, including without limitation the Merger; and

FURTHER RESOLVED, that the execution, delivery and performance by and on behalf of the Corporation of the Merger Agreement, with such modifications thereto and consents and waivers thereunder as any Authorized Officer may approve, the approval of such Authorized Officers to be conclusively evidenced by such execution and delivery of such agreements, consents or waivers, be and hereby are authorized and approved.

Regulatory Approvals and Filings

RESOLVED, that each of the Authorized Officers be, and each of them hereby is, authorized, in the name and on behalf of the Corporation, to cause to be prepared, to execute and, if such filings are considered necessary or appropriate by any such officer, to file the appropriate notification and report forms with the Securities and Exchange Commission (the “Commission”), the New York Stock Exchange, the Federal Trade Commission, the Antitrust Division of the Department of Justice, the Delaware Secretary of State and any state securities commissions or other regulatory agencies in connection with the consummation of the transactions contemplated by the Merger Agreement, including without limitation under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and any such other filings as may be required by any applicable legal or regulatory requirement of the United States or any state thereof or any foreign country, including any competition, securities, foreign investment, foreign takeover, exchange control, telecommunications or similar filings;

FURTHER RESOLVED, that the Authorized Officers be, and each of them hereby is, authorized, empowered and directed to file such further documents and to provide such additional information and otherwise take all steps necessary and appropriate to satisfy all such governmental filing requirements; and

FURTHER RESOLVED, that each of the Authorized Officers be, and each of them hereby is, authorized, in the name and on behalf of the Corporation, to cause to be prepared, executed and filed with the Commission a Joint Proxy Statement/Prospectus to be filed on Form S-4 in connection with the stockholders meeting of R.H. Donnelley Inc. to approve (1) the Merger Agreement and the transactions contemplated thereby and (2) certain other matters, and to incur and pay all fees and expenses associated therewith, to make all such arrangements and to do and perform all such acts and things as may be necessary or appropriate in such Authorized Officer’s judgment in order to comply with the federal securities laws in connection with the foregoing, and all actions heretofore taken by each such Authorized Officer in connection with the foregoing are approved and ratified in all respects.

General Matters

RESOLVED, that each of the Authorized Officers of the Corporation, and such persons as any of them may authorize to act on their behalf, be and hereby is authorized in the name and on behalf of the Corporation to do or cause to be done all such other acts, deeds and things as they, or any of them, deem necessary, appropriate or desirable in order to make effective or implement the intent and purposes of the foregoing resolutions, including without limitation the payment of all fees and expenses, the preparation and filing of all instruments, certificates and documents required to comply with applicable laws and regulations or any requirements or rules of the Commission or any securities exchange, and the making, execution, attestation, delivery, recordation and/or filing of all other agreements, undertakings, instruments, certificates and documents in furtherance thereof as such persons or any of them deem appropriate or to permit the transactions contemplated by the foregoing resolutions to be lawfully consummated, and any such

2

agreements, instruments and documents so made, executed, attested, delivered, recorded or filed or acts or things done or caused to be done by any such person will be conclusive evidence of his or her authority in so executing or performing;

FURTHER RESOLVED, that the Board hereby adopts, as if expressly set forth herein, the form of any and all resolutions which any Authorized Officer determines to be appropriate to be filed in connection with any applications, reports, filings, consents to service of process, powers of attorney, issuer’s covenants and other papers, instruments and documents if (a) in the opinion of an Authorized Officer of the Corporation executing the same, the adoption of such resolutions is necessary or desirable in connection with the consummation of the transactions contemplated by the foregoing resolutions, and (b) the Secretary or Assistant Secretary of the Corporation evidences such adoption by inserting copies of such resolutions in the Corporation’s books, which will thereupon be deemed to be adopted hereby with the same force and effect as if originally set forth herein;

FURTHER RESOLVED, that each of the Authorized Officers and the Secretary or an Assistant Secretary of the Corporation be and hereby is authorized to certify to and deliver a copy of any one or more of the foregoing resolutions to such persons, firms, corporations or other entities as such officer acting in the matter may deem necessary or advisable; and

FURTHER RESOLVED, that all acts heretofore taken on behalf of the Corporation by the officers of the Corporation in connection with the purpose and intent of any of the foregoing resolutions are hereby ratified and approved.

EXECUTED as of the 2nd day of October, 2005.

/s/  Steven M. Blondy
Steven M. Blondy

/s/  Jenny L. Apker
Jenny L. Apker

/s/  Robert J. Bush
Robert J. Bush

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Exhibit B

BYLAWS
OF
FORWARD ACQUISITION CORP.

ARTICLE I

MEETING OF STOCKHOLDERS

Section 1. Time and Place of Meetings. All meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, within or without the State of Delaware, as may be designated by the Board of Directors, or by the President or the Secretary in the absence of a designation by the Board of Directors, and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2. Annual Meeting. An annual meeting of the stockholders shall be held on such date and time as shall be designated from time to time by the Board of Directors, at which meeting the stockholders shall elect by a plurality vote the directors to succeed those whose terms expire and shall transact such other business as may properly be brought before the meeting.

Section 3. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by law or by the Certificate of Incorporation, may be called by the Board of Directors or the President, and shall be called by the President at the request in writing of stockholders owning a majority in interest of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall be sent to the President and shall state the purpose or purposes of the proposed meeting.

Section 4. Notice of Meetings. Written notice of every meeting of the stockholders, stating the place, date and hour of the meeting, the means of electronic communication, if any, by which stockholders may participate and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting, except as otherwise provided herein or by law. When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, written notice of the place, date and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

Section 5. Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by law or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.

Section 6. Voting. Except as otherwise provided by law or by the Certificate of Incorporation, each stockholder shall be entitled at every meeting of the stockholders to one vote for each share of stock having voting power standing in the name of such stockholder on the books of the Corporation on the record date for the meeting and such votes may be cast either in person or by written proxy. Every proxy must be duly executed and filed with the Secretary of the Corporation. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation. The vote upon any question brought before a meeting of the stockholders may be by voice vote, unless the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy at such meeting shall so determine. Every vote taken by written ballot shall be counted by one or more inspectors of election appointed by the Board of Directors. When a quorum is present at any meeting, the vote of the holders of a majority of the stock which has voting power present in person or represented by proxy shall decide any question properly brought before such meeting, unless the question is one upon which by express provision of law, the Certificate of Incorporation or these bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 7. Action by Consent. Any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if, prior to such action, a written consent or consents thereto, setting forth such action, is signed by the holders of record of shares of the stock of the Corporation, issued and outstanding and entitled to vote thereon, having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

ARTICLE II

DIRECTORS

Section 1. Powers. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation directed or required to be exercised or done by the stockholders.

Section 2. Number and Term of Office. The Board of Directors shall consist of one or more members. The number of directors shall be changed by resolution of the Board of Directors. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 3 of this Article II, and each director elected shall hold office until his successor is elected and qualified, except as otherwise required by law. Any decrease in the authorized number of directors shall not be effective until the expiration of the term of the directors then in office, unless, at the time of such decrease, there shall be vacancies on the Board which are being eliminated by such decrease.

Section 3.  Vacancies and New Directorships.  Vacancies and newly created directorships resulting from any increase in the authorized number of directors which occur between annual meetings of the stockholders may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so elected shall hold office until the nest annual meeting of the stockholders and until their successors are elected and qualified, except as required by law.

Section 4.  Regular Meetings.  Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board of Directors.

Section 5.  Special Meetings.  Special meetings of the Board of Directors may be called by the President on one day’s written notice to each director by whom such notice is not waived, given either personally or by mail or telecopy, and shall be called by the President in like manner and on like notice on the written request of any two directors.

Section 5.  Quorum.  At all meetings of the Board of Directors, a majority of the total number of directors then in office shall constitute a quorum for the transaction of business, and the act of a majority present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time to another place, time or date, without notice other than announcement at the meeting, until a quorum shall be present.

Section 7.  Written Action.  Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent thereto in writing or by electronic transmission, and such consent is to be filed with the minutes or proceedings of the Board or Committee.

Section 8.  Participation in Meetings by Conference Telephone.  Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any such committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

ARTICLE III

NOTICES

Section 1.  Generally.  Whenever by law or under the provisions of the Certificate of Incorporation or these bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telecopier or telephone.

Section 2. Waivers.  Whenever any notice is required to be given by law or under the provisions of the Certificate of Incorporation or these bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to such notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE IV

OFFICERS

Section 1. Generally.  The officers of the Corporation shall be elected by the Board of Directors and shall consist of a President, a Secretary, and a Treasurer. The Board of Directors may also elect one or more Vice-Presidents, Assistant Secretaries, Assistant Treasurers and such other officers and agents as it may deem proper and may define their respective powers and duties.

Section 2. Compensation.  The compensation of all officers and agents of the Corporation who are also directors of the Corporation shall be fixed by the Board of Directors. The Board of Directors may delegate the power to fix the compensation of other officers and agents of the Corporation to an officer of the Corporation.

Section 3. Succession.  The officers of the Corporation shall hold office until their successors are elected and qualified. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the directors. Any vacancy occurring in any office of the Corporation may be filled by the Board of Directors.

Section 4. Authority and Duties.  Each of the officers of the Corporation shall have such authority and shall perform such duties as are stated in these bylaws or as may be specified by the Board of Directors in a resolution which is not inconsistent with these bylaws.

Section 5. President.  The President shall be responsible for the active management and direction of the business and affairs of the Corporation and shall have such other duties and responsibilities as may be assigned to him by the Board of Directors.

Section 6. Execution of Documents and Action with Respect to Securities of Other Corporations.  The President shall have and is hereby given, full power and authority, except as otherwise required by law, by the stockholders of the Corporation or directed by the Board of Directors, (a) to execute, on behalf of the Corporation, all duly authorized contracts, agreements, deeds, conveyances or other obligations of the Corporation, applications, consents, proxies and other powers of attorney, and other documents and instruments, and (b) to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders (or with respect to any action of such stockholders) of any other corporation in which the Corporation may hold securities and otherwise to exercise any and all rights and powers which the Corporation may possess by reason of its ownership of securities of such other corporation. In addition, the President may delegate to other officers, employees and agents of the Corporation the power and authority to take any action which the President is authorized to take under this Section 6, with such limitations as the President may specify; such authority so delegated by the President shall not be re-delegated by the person to whom such execution authority has been delegated.

Section 7. Vice President.  Each Vice President, however titled, shall perform such duties and services and shall have such authority and responsibilities as shall be assigned to or required from time to time by the Board of Directors or the President.

Section 8. Secretary and Assistant Secretaries.

(a)  The Secretary shall attend all meetings of the stockholders and all meetings of the Board of Directors and record all proceedings of the meetings of the stockholders and of the Board of Directors. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and meetings of the Board of Directors. The Secretary shall perform such duties as may be prescribed by the Board of Directors or the President. The Secretary shall have charge of the seal of the Corporation and authority to affix the seal to any instrument. The Secretary or any Assistant Secretary may attest to the corporate seal by handwritten or facsimile signature. The Secretary shall keep and account for all books, documents, papers and records of the Corporation except those for which some other officer or agent has been designated or is otherwise properly accountable. The Secretary shall have authority to sign stock certificates.

(b)  Assistant Secretaries, in the order of their seniority, shall assist the Secretary and, if the Secretary is unavailable or fails to act, perform the duties and exercise the authorities of the Secretary.

Section 9. Treasurer and Assistant Treasurers.

(a)  The Treasurer shall have the custody of the funds and securities belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Treasurer with the prior approval of the Board of Directors or the President. The Treasurer shall disburse the funds and pledge the credit of the Corporation as may be directed by the Board of Directors and shall render to the Board of Directors and the President, as and when required by them, or any of them, an account of all transactions by the Treasurer.

(b)  Assistant Treasurers, in the order of their seniority, shall assist the Treasurer and, if the Treasurer is unavailable or fails to act, perform the duties and exercise the authorities of the Treasurer.

ARTICLE V

STOCK

Section 1. Certificates.  Certificates representing shares of stock of the Corporation shall be in such form as shall be determined by the Board of Directors, subject to applicable legal requirements. Such certificates shall be numbered and their issuance recorded in the books of the Corporation, and such certificate shall exhibit the holder’s name and the number of shares and shall be signed by, or in the name of the Corporation by the President, or a Vice President, and by the Secretary, or an Assistant Secretary, of the Corporation and shall bear the corporate seal. Any or all of the signatures and the seal of the Corporation, if any, upon such certificates may be facsimiles, engraved or printed.

Section 2. Transfer.  Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue, or to cause its transfer agent to issue, a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 3. Lost, Stolen or Destroyed Certificates.  The Secretary may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact, satisfactory to the Secretary, by the person claiming the certificate of stock to be lost, stolen or destroyed. As a condition precedent to the issuance of a new certificate or certificates the Secretary may require the owner of such lost, stolen or destroyed certificate or certificates to give the Corporation a bond in such sum and with such surety or sureties as the Secretary may direct as indemnity against any claims that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of the new certificate.

Section 4. Record Date.

(a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If no record is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meetings is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to a Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(c) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

ARTICLE VI

GENERAL PROVISIONS

Section 1. Fiscal Year. The fiscal year of the Corporation shall be fixed from time to time by the Board of Directors.

Section 2. Corporate Seal. The Board of Directors may adopt a corporate seal and use the same by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 3. Reliance upon Books, Reports and Records. Each director and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees or by any other person as to matters the director or officer believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 4. Time Periods. In applying any provision of these bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded and the day of the event shall be included.

Section 5. Dividends. The Board of Directors may from time to time declare and the Corporation may pay dividends upon its outstanding shares of capital stock, in the manner and upon the terms and conditions provided by law and the Certificate of Incorporation.

ARTICLE VII

AMENDMENTS

Section 1. Amendments.  These bylaws may be altered, amended or repealed, or new bylaws may be adopted, by the stockholders or by the Board of Directors.

FORWARD ACQUISITION CORP.

SUBSCRIPTION FOR COMMON STOCK

Forward Acquisition Corp., a Delaware corporation (the “Corporation”), hereby issues to R.H. Donnelley Corporation, a Delaware corporation (the “Subscriber”), and the Subscriber hereby subscribes for, 1,000 shares of Common Stock, par value $0.01 per share, of the Corporation (the “Shares”). The Subscriber hereby acknowledges receipt from the Corporation of one or more duly executed certificates representing the Shares, and the Corporation hereby acknowledges receipt of a cash payment in the amount of $1,000, representing payment in full for the Shares issued to, and subscribed for by, the Subscriber in accordance herewith.

EXECUTED as of the 30th day of September, 2005

FORWARD ACQUISITION CORP.

By:	/s/ Jenny L. Apker
Jenny L. Apker
Vice President & Treasurer

R.H. DONNELLEY CORPORATION

By:	/s/ Robert J. Bush
Robert J. Bush
Vice President, General Counsel
and Corporate Secretary

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE	SHARES *1,000*

Forward Acquisition Corp.

1,000 SHARES, PAR VALUE $0.01 EACH
Common Stock

See Reverse for
Certain Definitions

This is to Certify that R.H. Donnelley Corporation is the owner of One Thousand (1,000) fully paid and non-assessable shares of the above Corporation transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

Witness, the seal of the Corporation and the signatures of its duly authorized officers,

Dated September 30, 2005

/s/ Robert J. Bush		/s/ Steven M. Blondy
Robert J. Bush	Vice President and Secretary	Steven M. Blondy	President